Exhibit (j)(6)

POWER OF ATTORNEY

      The undersigned, Frances M. Guggino, hereby constitutes and appoints David Castano and Matthew Plastina, and each of them, her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or either of them, may deem necessary or advisable or which may be required to enable Legg Mason Partners Institutional Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 033-49552), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as Treasurer and/or Chief Financial Officer and/or in her capacity as any other officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue hereof.

      All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

     This power of attorney shall be valid from the date hereof until revoked by me.

     WITNESS my hand on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the undersigned as of the date indicated.

/s/ Frances M. Guggino	February 12, 2009
Frances M. Guggino	Date

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints R. Jay Gerken, Frances M. Guggino, Robert I. Frenkel, Thomas C. Mandia, Rosemary Emmens, Barbara Allen and George P. Hoyt, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable Legg Mason Partners Institutional Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing and effectiveness of any and all amendments (including post-effective amendments) to the Trust’s Registration Statement (Securities Act file No. 033-49552), including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments and registration statements filed with the Securities and Exchange Commission under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

      All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

      This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     This power of attorney shall be valid from the date hereof until revoked by me.

     WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ R. Jay Gerken	Trustee	February 12, 2009
R. Jay Gerken

/s/ Elliott J. Berv	Trustee	February 12, 2009
Elliott J. Berv

/s/ A. Benton Cocanougher	Trustee	February 12, 2009
A. Benton Cocanougher

/s/ Jane F. Dasher	Trustee	February 12, 2009
Jane F. Dasher

/s/ Mark T. Finn	Trustee	February 12, 2009
Mark T. Finn

/s/ Rainer Greeven	Trustee	February 12, 2009
Rainer Greeven

/s/ Stephen R. Gross	Trustee	February 12, 2009
Stephen R. Gross

/s/ Richard E. Hanson, Jr.	Trustee	February 12, 2009
Richard E. Hanson, Jr.

/s/ Diana R. Harrington	Trustee	February 12, 2009
Diana R. Harrington

/s/ Susan M. Heilbron	Trustee	February 12, 2009
Susan M. Heilbron

/s/ Susan B. Kerley	Trustee	February 12, 2009
Susan B. Kerley

/s/ Alan G. Merten	Trustee	February 12, 2009
Alan G. Merten

/s/ R. Richardson Pettit	Trustee	February 12, 2009
R. Richardson Pettit